CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.4

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	8
2. AMENDMENT/MODIFICATION NO. 0008		3. EFFECTIVE DATE See Block 16C	4. REQUISITION/PURCHASE REQ. NO. OS196591	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (if other than Item 6)	CODE	ASPR–BARDA01
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No, street, county. State and ZIP Code) CYTORI THERAPEUTICS, INC 1386447 CYTORI THERAPEUTICS, INC. 3020 3020 CALLAN RD SAN DIEGO CA 921211109			(x)		9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)
			X		10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201200008C
10B. DATED (SEE ITEM 13) 09/28/2012
CODE 1386447		FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers         ☐ is extended.       ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning   ________   copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: $13,358,679.00 2017.1992017.25106
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE			A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X			D. OTHER (Specify type of modification and authority) 52.217-9, Option to Extend the Terms of the Contract
E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)

Tax ID Number: 33-0827593

DUNS Number: 111029179

Proof of Concept for Use of the Celution System as a Medical Countermeasure for Thermal Burn

A.The purpose of this modification is for the Government to exercise CLIN004/option 2 of contract HHS0100201200008C.

Continued...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Tiago M. Girao CFO		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) WENDELL CONYERS
15B. CONTRACTOR/OFFEROR /s/ Tiago M. Girao	15C. DATE SIGNED 5/23/17	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED 5/23/2017
(Signature of person authorized to sign)		(Signature of Contracting Officer)

US-DOCS\92204410.1

NSN 7540-01-152-8070 Previous edition unusable	STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201200008C/0008				PAGE	OF
					2	8
NAME OF OFFEROR OR CONTRACTOR CYTORI THERAPEUTICS, INC 1386447
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

Delivery Location Code: HHS

HHS

200 Independence Avenue, SW

Washington DC 20201 US

Appr. Yr.: 2017 CAN: 1992017 Object Class: 25106

FOB: Destination

Period of Performance: 09/28/2012 to 11/30/2020

Change Item 4 to read as follows (amount shown is the obligated amount):

4	Option 2- PILOT IDE CLINICAL TRIAL (Period of Performance: May 23,2017 thru November 30,2020) Obligated Amount: $13,358,679.00				13,358,679.00

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NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

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Contract No. HHSO100201200008C Modification No.8	Continuation Sheet Block 14	Page 3 of 8

SUMMARY OF CHANGES

1.

The purpose of this modification is as follow: to exercise the Government’s unilateral right to exercise option in accordance with the contract’s clause FAR 52.217-9, option to Extend the Term of the Contract.

2.

The Government hereby exercises CLIN 4/Option 2:Pilot IDE Clinical Trial for treatment of deep-partial and full thickness thermal burn wounds in conjuction with standard of care as priced in Article B.3.

3.	Funding and Contract Total summary:the total funded amount on the contract is hereby increased by $13,358,679 from $21,263,095.00 to $34,621,774.00.
4.	The Period of Performance for:

Option 2(CLIN 0004): May 23,2017 thru November 30,2020

5.	The period of performance (PoP) of the Contract has changed:

From: September 28, 2012 thru June 15, 2017

To: September 28, 2012 thru November 30,2020

6.	Under SECTION J (SEE ATTACHMENT #1), the statement of Work dated May 1,2017(6 pages):

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Attachment #1

BARDA Broad Agency Announcement (BAA)

(BAA-11-100-SOL-00009)

Advanced Research and Development of Chemical, Biological, Radiological, and Nuclear Medical Countermeasures

CELUTION SYSTEM

Use: Full Thickness Burn Wound Treatment

Contract #: HHS0100201200008C

Period: CLIN4/Option 2

Contractual Statement of Work

PREAMBLE

Independently and not as an agency of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the BARDA Broad Agency Announcement (BAA) CBRN-BAA-11-100-SOL-00009.

The overall goal of this project is to advance the development of the Celution System as an autologous cell-based countermeasure for the treatment of full and deep-partial thickness burn wounds. The scope of work for this contract includes activities that fall into the following areas: non-clinical efficacy studies; clinical activities; manufacturing activities; and all associated regulatory, quality assurance, management, and administrative activities. The Research and Development (R&D) effort for the Celution System will progress in specific stages that cover the base performance (I) segment and two (I to II) option segment as specified in the contract. The Contractor has completed specific tasks required for the Base and Option 1 periods. This statement of work describes the activities to be performed as part of Option 2.

Objective

Execution of a Pilot IDE Clinical Trial for treatment of deep-partial and full thickness thermal burn wounds in conjunction with standard of care.

Deliverables

1.	Clinical Study Report
2.

Written report from a pre-submission meeting held with FDA to discuss a potential pivotal clinical trial that could follow the trial to be executed in accordance with this Statement of Work. This deliverable will be deemed met should the results of the clinical trial to be executed under Option 2 indicate that the treatment approach is not safe or not feasible.

4. OPTION 2: PILOT IDE CLINICAL TRIAL

The objective of Option 2 is to obtain clinical data sufficient to make an assessment of the safety and feasibility of use of intravenous delivery of autologous ADRCs as an adjunct to treatment of full and deep partial thickness thermal burn wounds treated with a meshed autologous split thickness skin graft (STSG) such that, in the event that the approach is deemed safe and feasible, feedback can be obtained from FDA regarding design and endpoints of a potential follow-on pivotal clinical trial sufficient to inform design and budgeting for said trial.

4.1	Program Management

The Contractor shall provide for the following as outlined below:

4.1.1

The overall management, integration and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, and direction of all contract activities;

4.1.2

A Principal Investigator (PI) responsible for project management, communication, tracking, monitoring and reporting on status and progress, and modification to the project requirements and timelines, including projects undertaken by subcontractors; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract.

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Attachment #1

4.1.3

Project Manager with responsibility for monitoring and tracking day-to-day progress and timelines, coordinating communication and project activities; costs incurred; and program management; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract.

4.1.4	A BARDA Liaison with responsibility for effective communication with the Project Officer and Contracting Officer. May be the PI or Project Manager.
4.1.5

Administrative and legal staff to provide development of compliant subcontracts, consulting, and other legal agreements, and ensure timely acquisition of all proprietary rights, including IP rights, and reporting all inventions made in the performance of the project.

4.1.6	Administrative staff with responsibility for financial management and reporting on all activities conducted by the Contractor and any subcontractors.
4.1.7	Contract Review Meetings
4.1.7.1

The Contractor shall participate in regular meetings to coordinate and oversee the contract effort as directed by the Contracting and Project Officers. Such meetings may include, but are not limited to, meeting of the Contractors and subcontractors to discuss clinical progress, product and regulatory issues; meetings with individual contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program; and meeting with technical consultants to discuss technical data provided by the Contractor.

4.1.7.2

The Contractor shall participate in teleconferences twice a month between the Contractor and BARDA to review technical progress. Teleconferences or additional face-to-face meetings shall be more frequent at the request of BARDA.

4.1.8	Integrated Master Schedule
4.1.8.1

Within 60 calendar days of the effective date of the contract, the Contractor shall submit a first draft of an updated Integrated Master Schedule in a format agreed upon by BARDA to the Project Officer and the Contracting Officer for review and comment. The Integrated Master Schedule shall be incorporated into the contract, and will be used to monitor performance of the contract. Contractor shall include the key milestones. The IMS for the period of performance will be accepted by BARDA at the PMBR

4.1.9	Integrated Master Plan
4.1.9.1

Work Breakdown Structure: The Contractor shall utilize a WBS template agreed upon by BARDA for reporting on the contact. The Contractor shall expand and delineate the Contract Work Breakdown Structure (CWBS) to a level agreed upon by BARDA as part of their Integrated Master Plan for contract reporting. The CWBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task.

4.1.9.2

Earned Value Management System Plan: Subject to the requirements under HHSAR Clause 352.234-4, the Contractor shall use principles of Earned Value Management System (EVMS) in the management of this contract. The Seven Principles are:

I.	Plan all work scope for the program to completion.
II.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.
III.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control Changes to the baseline.
IV.	Use actual cost incurred and recorded in accomplishing the work performed.
V.	Objectively assess accomplishments at the work performance level.
VI.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.
VII.	Use earned value information in the company's management processes.
4.1.10

Risk Management Plan: The Contractor shall provide an updated risk management plan and risk register bi-annually highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. The plan references relevant WBS elements where appropriate.

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Attachment #1

4.1.11

Performance Measurement Baseline Review (PMBR): The Contractor shall submit a plan for a PMBR to occur within 90 days of contract award. At the PMBR, the Contractor and BARDA shall mutualiy agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The PMBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and logically planned, and have adequate resources assigned. The goals of the PMBR are as follows:

I.	Jointly assess areas such as the Contractor's planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks
II.	Confirm the integrity of the Performance Measurement Baseline (PMB)
III.	Foster the use of EVM as a means of communication
IV.	Provide confidence in the validity of Contractor reporting
V.	Identify risks associated with the PMB
VI.	Present any revised PMBs for mutual agreement
VII.

Present an Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks.This IMS will be agreed to and finalized at the PMBR. Dl-MGMT-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/).

VIII.	Present the Risk Management Plan
4.1.12

Deviation Request: During the course of contract performance, in response to a need to change IMS activities as baselined at the PMBR, the Contractor shall submit a Deviation Report. This report shall request a change in the agreed-upon IMS and timelines. This report shall include: (i) discussion of the justification/rationale for the proposed change; (ii) options for addressing the needed changes from the agreed upon timelines, including a cost-benefit analysis of each option; and (iii) recommendations for the preferred option that includes a full analysis and discussion of the effect of the change on the entire product development program, timelines, and budget.

4.1.13	Monthly and Annual Reports: The Contractor shall deliver Project Status Reports on a monthly basis. The reports shall address the items below cross referenced to the WBS, SOW, IMS, and EVM:
I.	Executive summary highlighting the progress, issues, and relevant activities in manufacturing, non-clinical, clinical, and regulatory;
II.	Progress in meeting contract milestones, detailing the planned progress and actual progress during the reporting period, explaining any differences between the two and corrective steps;
III.	Updated IMS;
IV.	Updated EVM;
V.	Updated Risk Management Plan (Every 3 months);
VI.	Three month rolling forecast of planned activities;
VII.	Progress of regulatory submissions;
VIII.	Estimated and actual expenses;
4.1.14

Data Management: The Contractor shall develop and implement data management and quality control systems/procedures, including transmission, storage, confidentiality, and retrieval of all contract data;

4.1.14.1	Provide for the statistical design and analysis of data resulting from the research;
4.1.14.2	Provide raw data or specific analyses of data generated with contract funding to the Project Officer, upon request.
4.2	Non-Clinical Toxicology (WBS 4.2) - N/A
4.3	Non-Clinical Studies (WBS 4.3) - N/A
4.4	Clinical Studies (WBS 4.4)

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Attachment #1

4.4.1

Develop and execute a contract with a contract research organization for the execution of the clinical study ("RELIEF"). The contract should specify roles and responsibilities for Cytori and the CRO throughout study execution;

4.4.2	Develop and execute site contracts, gain IRB approvals and initiate clinical study sites;
4.4.3	Provide interim data reports to be presented to BARDA for the purpose of determination of the achievement of the objectives set forth herein.
4.4.4	Complete final study report for the "RELIEF" clinical trial.
4.4.5

"RELIEF" Clinical Study Summary: Cytori will execute a prospective, open-label, paralle group, usual care controlled, multi-center randomized clinical study targeting thermal burns. Subjects will have at least one deep partial or full thickness burn wound of ≥ 250 cm2 that is to be autografted with a meshed split thickness skin graft (STSG). Subjects will be randomized to receive either usual care or usual care supplemented with intravenous administration of ADRCs. Subjects who receive ADRCs will undergo small volume fat harvest (100 to 150 mL) under general anesthesia. Harvested tissue will be processed in the Celution System to isolate and concentrate ADRCs which will then be delivered intravenously. All enrolled subjects will be assessed for end points specified within the clinical protocol.

4.4.6

The objective of this trial is to obtain data that will allow assessment of the safety and feasibility of intravenous delivery of autologous ADRCs as an adjunct to treatment of full and deep partial thickness thermal burn wounds treated with a meshed autologous split thickness skin graft (STSG). Safety and feasibility will be assessed on an ongoing basis that will include assessment following enrollment and treatment of each of the first five subjects treated in the study and at intervals thereafter.

4.4.6.1	[***]
4.4.6.2	[***]
4.4.6.3	[***]
4.4.6.4	[***]
4.4.7	Preparation of materials for a possible FDA pre-submission package.
4.4.7.1

Because the trial applies an open-label design it will be possible to monitor both primary (safety and feasibility) and secondary/exploratory (preliminary/potential efficacy) end points on an ongoing basis. Subsequent to adequate enrollment and prior to completion of the full and final clinical study report these data may be compiled and submitted to FDA as part of a pre-submission package pertaining to a possible follow-on pivotal trial of this approach. This package may include an outline of a proposed design of said potential pivotal trial.

4.4.7.2	This task (4.4.7) shall not be required in the event that a final determination is made that the treatment approach is not safe or is not feasible.

4.5 Regulatory (WBS 4.5)

4.5.1	Engaging the FDA on a path to support the use of the product for the specific indication;
4.5.2	Preparing materials for and requesting, scheduling and participating in all meetings with the FDA, including meetings to review EUA and/or all other data packages;
4.5.3	Providing BARDA with (i) the initial draft minutes and final draft minutes of any formal meeting with the FDA; (ii) final draft minutes of any informal meeting with the FDA;
4.5.4	Generating all necessary data and preparing documentation for IDE submissions to regulatory agencies;
4.5.5	Execution of reporting of adverse events to FDA in accordance with relevant FDA requirements and the IDE approval;
4.5.6	Submitting IDE documentation to the FDA in a timely manner, consistent with timelines set out in the contract and by the FDA.
4.5.7	Preparation and submission, if indicated by safety and feasibility data, to FDA of a pre-submission package pertaining to a possible follow-on clinical trial.

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Attachment #1

4.5.8	Scheduling and execution of a meeting with FDA, if indicated, and, if held, generation of a written report based on said pre-submission package.
4.5.9	This task (4.5) shall not be required in the event the results of the clinical trial indicate that the treatment approach is not safe or is not feasible.
4.6	CMC (WBS 1.6) - N/A

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